UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2013

WESTERN REFINING, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)

123 West Mills Avenue, Suite 200 El Paso, Texas 79901 (Address of principal executive offices)

(915) 534-1400 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Purchase Agreement

On November 12, 2013, Northern Tier Holdings LLC (“NTH”) and Western Refining, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company purchased from NTH all of NTH’s interests in NT InterHoldCo LLC, a wholly-owned subsidiary of NTH that holds all of the membership interests in Northern Tier Energy GP LLC, the general partner of Northern Tier Energy LP (the “Partnership”) and 35,622,500 common units (“Common Units”) representing limited partner interests in the Partnership for a purchase price of $775,000,000.  The purchase price, plus transaction expenses, were funded by a $550,000,000 term loan and $245,000,000 in cash.  The Seller will receive any cash distribution made by the Partnership in respect of the Common Units for the quarter ended September 30, 2013.  The transactions contemplated by the Purchase Agreement were consummated on November 12, 2013.  The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this type.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Term Loan Credit Agreement

On November 12, 2013 (the “Closing Date”), the Company entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as Administrative Agent, and the lenders party thereto. The Term Loan Agreement provides for loans of $550,000,000 and matures on November 12, 2020. The Company may request, on an uncommitted basis, an increase in the loans under the Term Loan Agreement by an amount equal to the greater of (a) $200,000,000, and (b)(i) $200,000,000, plus (ii) the difference between (x) the aggregate amount of term loan commitments as of the Closing Date and (y) the then outstanding amount of term loans, subject to a reduction on account of certain mandatory (i.e., $550,000,000) prepayments under the Term Loan Agreement. The Term Loan Agreement, which is secured by the Gallup and El Paso refineries and equity interests in the Company's subsidiaries that own the Gallup and El Paso refineries, was used to finance a portion of the purchase price for the acquisition contemplated by the Purchase Agreement and for related transaction expenses. Borrowings will bear interest at a rate based either on the  Base Rate (as defined in the Term Loan Agreement) plus 2.50% or the Eurodollar Rate (as defined in the Term Loan Agreement) plus 3.50%. The Term Loan Agreement is guaranteed, on a joint and several basis, by most subsidiaries of the Company. The Term Loan Agreement contains customary restrictive covenants, including limitations on debt, investments and dividends, and does not contain any financial maintenance covenants.

Certain of the lenders under the Term Loan Agreement and their affiliates have pre-existing relationships with the Company, including serving as lenders under the Company's existing Revolving Credit Agreement as well as performing investment banking, commercial banking and advisory services for the Company, from time to time, for which such lenders have received customary fees and expenses.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to Term Loan Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01.         Completion of Acquisition or Disposition of Assets.

The description of the closing of the transactions consummated pursuant to the Purchase Agreement provided under Item 1.01 is incorporated in this Item 2.01 by reference.  The description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Term Loan Agreement provided under Item 1.01 is incorporated in this Item 2.03 by reference.  The description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to Term Loan Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01          Other Events.

On November 12, 2013, the Company issued a press release announcing the entry into the Purchase Agreement and completion of the transactions thereunder, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Other Exhibits.

(d)      Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated as of November 12, 2013, by and between Northern Tier Investors LLC and Western Refining, Inc.

10.2	Term Loan Credit Agreement dated as of November 12, 2013, among Western Refining, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release dated November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By:	/s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: November 14, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated as of November 12, 2013, by and between Northern Tier Investors LLC and Western Refining, Inc.
10.2	Term Loan Credit Agreement dated as of November 12, 2013, among Western Refining, Inc., Bank of America, N.A., as administrative agent, and the lenders party thereto.
99.1	Press Release dated November 12, 2013.